As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Helmerich & Payne, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	73-0679879 (I.R.S. Employer Identification No.)

222 North Detroit Avenue

Tulsa, Oklahoma 74120

(918) 742-5531

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Helmerich & Payne, Inc. Amended and Restated 2024 Omnibus Incentive Plan

(Full title of the plan)

William H. Gault

Vice President, General Counsel and Corporate Secretary

222 North Detroit Avenue

Tulsa, Oklahoma 74120

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Helmerich & Payne, Inc. (the “Company”) to register 2,900,000 shares of the Company’s Common Stock, par value $0.10 per share (“Common Stock”), to be offered and sold under the Helmerich & Payne, Inc. Amended and Restated 2024 Omnibus Incentive Plan.

The information contained in the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on February 28, 2024 (SEC File No. 333-277456), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on March 14, 2012).

4.2	Amended and Restated By-laws of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on September 12, 2024).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of shares of Common Stock being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (contained in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1*	Helmerich & Payne, Inc. Amended and Restated 2024 Omnibus Incentive Plan.

107.1*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 7th day of May, 2026.

HELMERICH & PAYNE, INC.

By:	/s/ Raymond John Adams III
Name:	Raymond John Adams III
Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Raymond John Adams III, J. Kevin Vann, Todd N. Scruggs, Cara M. Hair and William H. Gault, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Raymond John Adams III	Director, President and Chief Executive Officer	May 7, 2026
Raymond John Adams III	(Principal Executive Officer)

/s/ J. Kevin Vann	Senior Vice President and Chief Financial Officer	May 7, 2026
J. Kevin Vann	(Principal Financial Officer)

/s/ Sara M. Momper	Vice President and Chief Accounting Officer	May 7, 2026
Sara M. Momper	(Principal Accounting Officer)

/s/ Hans Helmerich	Director and Chairman of the Board	May 7, 2026
Hans Helmerich

/s/ Delaney Bellinger	Director	May 7, 2026
Delaney Bellinger

/s/ Belgacem Chariag	Director	May 7, 2026
Belgacem Chariag

/s/ Kevin G. Cramton	Director	May 7, 2026
Kevin G. Cramton

/s/ Randy A. Foutch	Director	May 7, 2026
Randy A. Foutch

/s/ Elizabeth Killinger	Director	May 7, 2026
Elizabeth Killinger

/s/ José R. Mas	Director	May 7, 2026
José R. Mas

/s/ Donald F. Robillard, Jr.	Director	May 7, 2026
Donald F. Robillard, Jr.

/s/ John D. Zeglis	Director	May 7, 2026
John D. Zeglis